_____________________________________________

                           ANNUAL CERTIFICATEHOLDERS' STATEMENT
                    _____________________________________________

                         FIRST DEPOSIT MASTER TRUST SERIES 1993-2
                    _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-2 Supplement (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each year regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous year. The information which is required to be prepared for the Series 1993-2 Certificates with respect to the year ended December 31, 1996, and with respect to the performance of the Trust during 1996 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the 1996 Distribution for the Series 1993-2 Certificates (stated on the basis of $1,000 original certificate principal amount)

  (1) The total amount distributed to Series 1993-2 Certificateholders
      per $1,000 original certificate principal amount                $57.500000

  (2) The amount set forth in A(1) above distributed to Series 1993-2 Certificateholders with respect to interest per $1,000 original
      certificate principal amount                                    $57.500000

  (3) The amount set forth in A (1) above distributed to Series 1993-2 Certificateholders with respect to principal per $1,000 original
      certificate principal amount                                     $0.000000

B) Information Regarding the Performance of the Trust

   (1) Allocation of Receivables Collections to the Series 1993-2
       Certificates

       (a) The aggregate amount of Finance Charge Receivables collected
           during 1996                                           $844,186,405.74

       (b) The aggregate amount of Principal Receivables collected
           during 1996                                         $3,040,885,588.86

       (c) The weighted average Floating Allocation Percentage with
           respect to the Series 1993-2 Certificates for 1996         11.953089%

       (d) The weighted average Principal Allocation Percentage with
           respect to the Series 1993-2 Certificates for 1996         11.927882%

       (e) The Finance Charge Receivables, collected and allocated to
           the Series 1993-2 Certificates for 1996               $100,906,352.04

       (f) The Principal Receivables collected and allocated to the
           Series 1993-2 Certificates for 1996                   $362,713,243.32

   (2) Available Finance Charge Collections for Series 1993-2 for 1996

       (a) The Finance Charge Receivables collected and allocated to
           the Series 1993-2 Certificates                        $100,906,352.04

       (b) Collection Account and Special Funding Account investment
           earnings allocated to the Series 1993-2 Certificates      $249,095.38

       (c) Additional Finance Charges from other Series allocated to
           the Series 1993-2 Certificates                                  $0.00

       (d) Principal Funding Account Investment Proceeds                   $0.00

       (e) Reserve Account withdrawals                                     $0.00

       (f) Available Finance Charge Collections for Series 1993-2
           (total of (a), (b), (c), (d) and (e) above)           $101,155,447.42

   (3) Available Principal Collections for Series 1993-2 for the Monthly Period immediately preceding the Distribution Date

       (a) The Principal Receivables collected and allocated to the
           Series 1993-2 Certificates                            $362,713,243.32

       (b) Shared Principal Collections from other Series allocated to
           the Series 1993-2 Certificates                                  $0.00

       (c) Additional amounts to be treated as Available Principal
           Collections pursuant to the Series Supplement          $33,181,833.91


       (d) Available Principal Collections for Series 1993-2 (total of
           (a), (b) and (c) above)                               $395,895,077.23

   (4) Delinquent Balances in the Trust

       The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of 1996.

       (a)     31-60 days               $ 97,685,404
       (b)     61-90 days                 55,133,614
       (c)     91 or more days            92,468,624
       (d)     Total Delinquencies     $ 245,287,642

   (5) Defaulted Amount

       (a) The aggregate amount of Defaulted Receivables with respect
           to the Trust for 1996                                 $315,272,630.65

       (b) The aggregate amount of Recoveries of Defaulted Receivables
           processed during 1996                                  $35,519,395.01

       (c) The Defaulted Amount for 1996 [Defaulted Receivables minus
           Recoveries]                                           $279,753,235.64

       (d) The Defaulted Amount for 1996 allocable to the Series 1993-2
           Certificates (the "Investor Default Amount")           $33,181,833.91

   (6) Investor Charge-Offs

       (a) The amount withdrawn, if any, under the Series Enhancement      $0.00

       (b) The excess of the Investor Default Amount over the sum of
           (i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancementapplied to such Investor Default Amount
           (an "Investor Charge-Off")                                      $0.00

       (c) The amount of the Investor Charge-Off set forth in item 6(b)
           above, per $1,000 original certificate principal amount
           (which will have the effect of reducing, pro rata, the amount
           of each Series 1993-2 Certificateholder's investment)       $0.000000

       (d) The total amount reimbursed to the Trust for such
           Distribution Date in respect of Investor Charge-Offs for
           prior Distribution Dates                                        $0.00

       (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series 1993-2
           Certificateholder's investment)                             $0.000000

       (f) The amount, if any, by which the outstanding principal balance of the Series 1993-2 Certificates exceeds the Series
           1993-2 Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
           Distribution Date                                               $0.00

       (7) Investor Monthly Servicing Fee

           The amount of the Series 1993-2 Monthly Servicing Fee payable to
           the Servicer during 1996                                $8,750,000.00

       (8) Available Series Enhancement Amount

           (a) The Available Cash Collateral Amount for the Series 1993-2 Certificateholders as of the close of business on the last Distribution Date of 1996, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
               related Transfer Date                             $100,000,000.00

          (b)  The percentage of the Available Cash Collateral Amount to the Invested Amount of the Series 1993-2 Certificates as of
               the close of business on the last Distribution Date of 1996, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
               Transfer Date                                              20.00%

          (c)  The amount of the Enhancement Invested Amount, if any, as of the close of business on the last Distribution Date of 1996, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
               Transfer Date                                               $0.00

      (9) Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account as of the close of business on the last Distribution Date of 1996, after giving effect to all deposits, withdrawals and
              distributions on such Distribution Date and the related
              Transfer Date                                                $0.00

          (b) Deposits in the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in April, 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (10) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the last
          Distribution Date of 1996, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the
          related Transfer Date                                            $0.00

     (11) Reserve Account

          (a) The amount on deposit in the Reserve Account as of the close of business on the last Distribution Date of 1996, after
              giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer
              Date                                                         $0.00

          (b) The Required Reserve Account Amount is currently calculated
              to be                                                        $0.00

          (c) Deposits in the Reserve Account are currently scheduled to commence on the Distribution Date occurring in January, 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

C) Invested Amount

   (1) The Invested Amount of the Series 1993-2 Certificates on the date
       of issuance (the "Initial Invested Amount")               $500,000,000.00

   (2) The Invested Amount of the Series 1993-2 Certificates on the last Distribution Date of 1996, after giving effect to all deposits, withdrawals and distributions on such Distribution
       Date                                                      $500,000,000.00

   (3) The Pool Factor for the last Distribution Date of 1996 (which represents the ratio of the Invested Amount of the Series 1993-2 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1993-2 Certificates on
       such date, to the Initial Invested Amount of the Series 1993-2 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the Certificateholder's Certificate
       by the Pool Factor                                               1.000000

D) Receivables Balances

   (1) The aggregate amount of Principal Receivables in the Trust at the
       close of business on the last day of 1996                  $4,694,270,929

   (2) The aggregate amount of Finance Charge Receivables in the Trust
       at the close of business on the last day of 1996              $89,386,778

E) Annualized Percentages

   (1) The average Gross Yield for 1996 (sum of monthly Gross Yield
       divided by 12)                                                     20.23%

   (2) The average Net Loss Rate for 1996 (sum of the monthly Net Loss
       Rates divided by 12)                                                6.64%

   (3) The average Portfolio Yield for 1996 (the average Gross Yield minus the average Net Loss Rate for the Series 1993-2 Certificates
       for 1996)                                                          13.59%

   (4) The average Base Rate for 1996 (sum of the monthly Base Rates
       divided by 12)                                                      7.50%

   (5) The average Net Spread (the average Portfolio Yield minus the average Base Rate for the Series 1993-2 Certificates for
       1996                                                                6.09%

   (6) The average Monthly Payment Rate (sum of monthly Payment Rates
       divided by 12)                                                      7.59%

F) Series 1993-2 Information for the Last Three Distribution Dates in 1996

   1)     Gross Yield

          a)  12/16/96                  17.36%
          b)  11/15/96                  21.42%
          c)  10/15/96                  19.46%

   2)     Net Loss Rate

          a)  12/16/96                   6.94%
          b)  11/15/96                   7.80%
          c)  10/15/96                   7.21%

   3)     Net Spread (Portfolio Yield Minus Base Rate)

          a)  12/16/96         	         2.92%
          b)  11/15/96                 	 6.12%
          c)  10/15/96                   4.75%

          Three Month Average            4.60%

   4)     Monthly Payment Rate

          a)  12/16/96                   6.57%
          b)  11/15/96                   7.78%
          c)  10/15/96                   7.38%


                                      FIRST DEPOSIT NATIONAL BANK,
                                      Servicer


                                      By:   /s/ David J. Petrini
                                            ---------------------------------
                                      Name:  David J. Petrini
                                      Title: Senior Vice President and
                                             Chief Financial Officer